UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of Principal Executive Offices)

(718) 978-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

On April 25, 2022, the Board of Directors (the “Board”) of Unique Logistics International, Inc. (the “Company”) appointed Ms. Migdalia Diaz as Chief Operating Officer of the Company (the “Appointment”).

Migdalia Diaz, 55, COO

Migdalia (“Mickey”) Diaz brings over 32 years of experience in the logistics industry, with over 20 years in Officer and Senior Management roles. Between 2018 and April 2022, Ms. Diaz served as Senior Vice President Customer Experience for the Americas, and as Vice President of Operations USA at GEODIS, an international logistics provider. From 2011 to 2018, Ms. Diaz served as Vice President of Operations and board member at Dachser USA, another international logistics company. From 2006 to 2011 Ms. Diaz served as a board member, COO of USA, and CEO Latin America of IJS Global, an International Freight Forwarder.

The Board believes that Ms. Diaz’s experience in management and operations and her extensive knowledge in logistics and international regulatory requirements makes her ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Ms. Diaz does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Ms. Diaz reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with her Appointment, Ms. Diaz entered into an employment agreement with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Diaz shall receive an annual salary of $304,500. Additionally, Ms. Diaz shall be eligible for a discretionary performance incentive of up to 60% of her annual gross salary (the “Incentive Bonus”). Ms. Diaz shall receive an incentive advance of $25,000 upon completion of six (6) months which will be offset against the Incentive Bonus. Ms. Diaz will also receive a monthly home office allowance of $125. The Employment Agreement may be terminated by either party for any or no reason, by providing a 90 days’ notice of termination,

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement, dated April 25, 2022, by and between Unique Logistics International, Inc. and Mickey Diaz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTISC INTERNATIONAL, INC.

Date: April 26, 2022	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer